Exhibits 5 and 23.1

                     Williams, Mullen, Christian & Dobbins
                         Central Fidelity Bank Building
                                Two James Center                  OFFICES IN
                             1021 East Cary Street                 RICHMOND
                                 P. O. Box 1320                WASHINGTON, D.C.
                         Richmond, Virginia 23210-1320
                                                               AFFILIATE OFFICE:
TELEPHONE (804) 643-1991                                            LONDON
TELECOPIER (804) 783-6456

  WRITER'S DIRECT DIAL
      783-6432
                             December 2, 1994



Universal Corporation
Hamilton Street and Broad
P. O. Box 25099
Richmond, VA 23260

     We are familiar with the proceedings taken and proposed to be taken by Universal Corporation, a Virginia corporation (the "Company"), with respect to the 100,000 shares of Common Stock, without par value (the "Shares"), of the Company authorized for issuance pursuant to the Universal Corporation 1994 Stock Option Plan for Non-Employee Directors (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares offered pursuant to the Plan under the Securities Act of 1933.

     In this connection, we have examined the Restated Articles of Incorporation and Bylaws of the Company, records of proceedings of the Board of Directors of the Company, and the Plan, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares will, when issued pursuant to the terms and conditions of the Plan and duly delivered against payment therefor, be duly authorized and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us as counsel for the Company in the Registration Statement.

                              Very truly yours,

                              WILLIAMS, MULLEN, CHRISTIAN & DOBBINS


                              By: Robert E. Spicer, Jr.